SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2009

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1700 Jay Ell Drive, Suite 200
Richardson Texas, 75081
(Address of principle executive offices)

(972) 470-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On February 7, 2009  and February 8, 2009, Crescent Fuels, Inc. (“Crescent”), a subsidiary of Titan Global Holdings, Inc. (the “Company”), and Crescent’s wholly owned subsidiaries,  Crescent Oil Company, Inc., Crescent Stores Corporation, Crescent Realty, Inc., and Crescent  Business Development Corp. (collectively, the “Debtors”), each filed voluntary petitions in the United States Bankruptcy Court for the District of Kansas  (the “Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Code”). The Debtors  will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On February 11, 2009, the Court approved the Debtors petition to obtain post-petition financing from its pre-petition lender, M&I Marshall & Ilsey Bank (the “Lender”), in the aggregate amount not to exceed $4,250,000 (“Post-Petition Financing”). The terms of the financing are governed by the terms of the pre-petition loan agreement and the additional terms set forth in the Court’s Order. The advance of funds to the Debtors is limited by the operating budget agreed to with the Lender. The Lender’s obligations under the Court’s Order is conditional upon and subject to the reaffirmation of the guarantees of all indebtedness to the Lender by the Company and  Philip Near, the former President of Crescent Oil Company, Inc.

Also on February 9, 2009, Appalachian Oil Company, Inc. (“Appco”), a subsidiary of the Company filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Tennessee seeking relief under the provisions of Chapter 11 of Title 11 of the Code.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 9, 2009, Appco received notice that it was in default of its obligations under Section 9.1 of the Loan and Security Agreement dated September 17, 2007 by and among Appco, the lenders from time to time parties thereto (the “Lenders”) and Greystone Business Credit II, L.L.C (“Greystone”) in its capacity as Agent (the “Loan Agreement”). The filing of the bankruptcy petition constituted an event of default under the Loan Agreement. As a result of such event of default, all obligations under the Credit Agreement became immediately due and payable. The Company believes that any efforts to enforce the payment obligations under the Credit Agreement are stayed as a result of the filing of the Chapter 11 case in the Bankruptcy Court. Greystone on behalf of the Lenders reserved its right and remedies under the Loan Agreement.

Item 2.06 Material Impairments

On February 9, 2009, the Company concluded that a material charge to goodwill in the amount of $9million in its Energy Division is required as a result of the bankruptcy petition filed by Appco.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Notice of default from Greystone Business Credit II, L.L.C., dated February 9, 2009.
10.2
Stipulation and Interim Order Authorizing Secured Post-Petition Financing on a Superpriority Basis pursuant to 11USC sec.364, authorizing the Use of cash collateral pursuant to 11 U.S.C. sec 363 and 364 and Scheduling a final order pursuant to Bankruptcy Rule 4001(C).

10.3
Emergency Motion to approve Stipulation and interim order (I)authorzing secured post-pettion financing on a superpriority bases pursuant to 11 U.S.C. sec. 364, (II) authorizing use of  cash collateral pursuant to 11 U.S.C. sec 363 and 364, (III) scheduling final hearing pursuant to  bankruptcy rule 4001(c).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

	By:	/s/ R. Scott Hensell
R. Scott Hensell
Chief Financial Officer

Date: February 12, 2009